Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT

This Amendment to the Loan Agreement (as defined herein) (this “Amendment”) is made and entered into as of March 31, 2026, by and among Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (the “Borrower”), RHY Management LLC, a limited liability company controlled by Harry L. You (the “Lender”) and Harry L. You (“Mr. You”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

RECITALS

WHEREAS, Borrower, Lender and Mr. You entered into that certain Loan Agreement, dated as of December 30, 2024, as amended, restated, supplemented or modified from time to time (the “Loan Agreement”);

WHEREAS, on the terms and subject to the conditions set forth herein, the Lender is willing and the Borrower desires to increase the Commitment of the Loan Agreement from up to Seven Million Dollars ($7,000,000) to up to Ten Million Dollars ($10,000,000) (the “Commitment Increase”);

WHEREAS, the terms of the Loan Agreement may be amended with the written consent of the Borrower, Lender and Mr. You.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Borrower, Lender and Mr. You agree as follows:

1.	Amendments to Promissory Note.

a. Recitals. Borrower, Lender and Mr. You acknowledge and agree that the recitals set forth above are true and correct and are hereby incorporated into and made a part of this Amendment.

b. Principal Increase. The Commitment of the Loan Agreement is hereby increased to up to Ten Million Dollars ($10,000,000) to reflect the Commitment Increase. All references to the Commitment or similar words used in the Loan Agreement shall be deemed to refer to the Commitment as amended by this Amendment, as the same may be further amended, replaced, supplemented or otherwise modified from time to time.

2.	No Further Amendment. Except as expressly amended and modified by this Amendment, the Loan Agreement is and shall continue to be in full force and effect in accordance with the terms thereof.

3.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

4.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

5.	Further Assurances. The parties hereto shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of any transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

RAIN ENHANCEMENT TECHNOLOGIES
HOLDCO, INC.,
as the Borrower

By:	/s/ Randy Seidl
Name:	Randy Seidl
Title:	Chief Executive Officer

RHY MANAGEMENT LLC,
as the Lender

By:	/s/ Harry L. You
Name:	Harry L. You
Title:

MR. YOU:

/s/ Harry L. You
Harry L. You

[Signature Page to Amendment to Loan Agreement]